Exhibit 24.3

Substitute Power of Attorney

Under the terms of the Power of Attorney dated March 11, 2021 (the “Power of Attorney”), the undersigned, Jessica Uhl, was appointed by certain officers and directors of Shell plc, formerly Royal Dutch Shell plc (the “Company”), with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent to execute and file, or caused to be filed, with the Securities and Exchange Commission (the “Commission”) the Company’s Registration Statement on Form F-3ASR (Securities and Exchange Commission Registration No. 333-254137) dated March 11, 2021, relating to the Company’s senior debt securities, subordinated debt securities, warrants, Class A ordinary shares and Class B ordinary shares, (the “Registration Statement”), any and all amendments or post-effective amendments thereto, and to file the same with all respective exhibits thereto and other documents in connection therewith, and any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, with full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he or she might or could do in person.

In accordance with the authority granted under the Power of Attorney, including the power of substitution, the undersigned hereby appoints Sinead Gorman as a substitute attorney-in-fact, on behalf of such officers and directors of the Company, to exercise and execute all of the powers granted or conferred in the original Power of Attorney. By her signature as an attorney-in-fact to this Substitute Power of Attorney, Sinead Gorman accepts such appointment and agrees to assume from the undersigned any and all duties and responsibilities attendant to his capacity as an attorney-in-fact. This Substitute Power of Attorney shall remain in full force and effect until revoked by the undersigned, Jessica Uhl, in a signed writing delivered to the substitute attorney-in-fact or superseded by a new substitute power of attorney regarding the purposes outlined herein dated as of a later date.

IN WITNESS WHEREOF, the undersigned, Jessica Uhl, has executed this Substitute Power of Attorney this 25th day of March, 2022.

By:	/s/ Jessica Uhl
Jessica Uhl
Attorney-in-Fact

I accept this appointment and substitution:

/s/ Sinead Gorman
Sinead Gorman